Pricing Supplement dated March 14, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                             $1,427,000
                              Reverse Convertible Notes, each
               Linked to the Common Stock of a Single Reference Stock Issuer
                         Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to four (4) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 March 14, 2008

Issuance Date:                March 19, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (Annual Coupon Rate/12)

Coupon Payment Date (s):      The coupon will be paid on the 19th day of each
                              month during the term of the note. If that day is not a business day, then the coupon will be paid on the following business day.

Three Month Notes:

            Valuation Date:   June 16, 2008

             Maturity Date:   June 19, 2008

Six Month Notes:

            Valuation Date:   September 16, 2008

             Maturity Date:   September 19, 2008

Reference Stock:

No.     Principal  Reference Stock            Ticker    Annul       Strike   Barrier   Term        Monitoring Method       CUSIP
---     ---------  ---------------            ------    -----       ------   -------   ----        -----------------       -----
        Amount                                         Coupon       Price     Price
        ------                                         ------       -----     -----
                                                        Rate
                                                        ----
645     $234,000   Federal National            FNM      18.80%      $22.36    $13.42   6 month    Close of Trading Day  78008E4H7
                   Mortgage Association

646     $20,000    Sears Holdings              SHLD     17.45%      $95.07    $66.55   6 month    Close of Trading Day  78008E4J3
                   Corporation

647     $23,000    Under Armour, Inc.           UA      21.70%      $34.00    $20.40   6 month    Close of Trading Day  78008E4K0

648     $1,150,000 Aluminum Corporation of     ACH      21.00%      $39.77    $27.84   3 month    Close of Trading Day  78008E4P9
                   China limited

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.




                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon 645                                  100%                       1.50%                        98.50%
                                       $234,000                       $3,510                      $230,490

RevCon 646                                  100%                       1.50%                        98.50%
                                        $20,000                         $300                       $19,700

RevCon 647                                  100%                       1.50%                        98.50%
                                        $23,000                         $345                       $22,655

RevCon 648                                  100%                       1.25%                        98.75%
                                     $1,150,000                      $14,375                    $1,135,625

                         RBC Capital Markets Corporation
                                 March 14, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock        Reference Stock
                                 does not fall below       falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the      any day during the     Hypothetical
                                  Monitoring Period:      Monitoring Period:       Physical
                                                                                   Delivery        Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
       Hypothetical Final             Payment at              Payment at           Number of         Amount as
   Share Price as Percentage         Maturity as             Maturity as         Shares of the     Percentage of
             of                     Percentage of           Percentage of          Reference         Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (FNM): 2.20% of each stated interest payment (18.80% in total) will be treated as an interest payment and 16.60% of each stated interest payment (18.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SHLD): 2.20% of each stated interest payment (17.45% in total) will be treated as an interest payment and 15.25% of each stated interest payment (17.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (UA): 2.20% of each stated interest payment (21.70% in total) will be treated as an interest payment and 19.50% of each stated interest payment (21.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACH): 2.20% of each stated interest payment (21.00% in total) will be treated as an interest payment and 18.80% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Federal National Mortgage Association (Fannie Mae) is engaged in providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. The Company also makes other investments that increase the supply of affordable housing. It is a government-sponsored enterprise (GSE) chartered by the United States Congress and is aligned with national policies to support expanded access to housing and increased opportunities for homeownership. The Company is organized in three business segments: Single-Family Credit Guaranty, Housing and Community Development, and Capital Markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50231.

     o Sears Holdings Corporation (Holdings) is a broadline retailer with approximately 2,300 full-line and 1,100 specialty retail stores in the United States operating through Kmart holding Corporation (Kmart) and Sears, Roebuck and Co., and approximately 370 full-line and specialty retail stores in Canada operating through Sears Canada Inc. (Sears Canada). Holdings operates in three segments: Kmart, Sears Domestic and Sears Canada. As of February 3, 2007, it operated a total of 1,388 Kmart stores across 49 states, Guam, Puerto Rico, and the United States Virgin Islands. As of February 3, 2007, Sears Domestic operations consisted of the full-line stores, specialty stores, direct-to customer business and home services. As of February 3, 2007, Sears Canada operated a total of 123 full-line stores, 250 specialty stores, 50 floor covering stores, approximately 1,900 catalog pick-up locations and 100 travel offices. On November 27, 2006, it increased its interest in Sears Canada from 54% to 70%.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51217.

     o Under Armour, Inc. is engaged in the design, development, marketing and distribution of branded performance products for men, women and youth. The Company designs and sells an offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications. Its active wear and sports apparel, footwear and accessories are designed to wick perspiration away from the skin, help regulate body temperature, enhance comfort and mobility and improve performance regardless of weather condition. The Company's products are offered globally in approximately 12,000 retail stores and can be purchased across the United States, Canada, Japan and Europe through large national and regional chains of retailers, as well as smaller, independent and specialty retailers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33202.

     o Aluminum Corp. of China Ltd. (Chalco) is engaged in bauxite mining, alumina refining and aluminum smelting. Principal products are alumina, primary aluminum, gallium and carbon. The Company's operating segments include alumina segment and primary aluminum segment. The alumina segment is engaged in the mining and purchasing of bauxite and other raw materials, refining bauxite into alumina, and selling alumina both internally to Chalco's primary aluminum smelters and externally to customers outside the Company. This segment also includes the production and sales of alumina hydrate, alumina chemicals and gallium. The primary aluminum segment is engaged in procuring alumina and other raw materials, supplemental materials and electricity power smelting alumina to produce primary aluminum and selling substantially all primary aluminum products to external customers. In addition, this segment includes production and sales of carbon products and small amount of aluminum fabricated products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15264.




Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the second, third and fourth calendar quarters of 2004, the four calendar quarters of 2005, 2006 and 2007 as well as for the period from January 1, 2008 through March 14, 2008. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                   Fannie Mae
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day            Period-End
                                                 Price of the            Price of the         Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
       Date                 Date                   in($)                   in ($)               Stock in ($)
       ----                 ----                   -----                   ------               ------------
     4/1/2004             6/30/2004                75.47                   65.89                    71.36
     7/1/2004             9/30/2004                77.8                    63.05                    63.4
    10/1/2004            12/31/2004                73.81                   62.95                    71.21

     1/1/2005             3/31/2005                71.7                    53.72                    54.45
     4/1/2005             6/30/2005                61.66                   49.75                    58.4
     7/1/2005             9/30/2005                60.21                   41.34                    44.82
    10/1/2005            12/30/2005                50.8                    41.41                    48.81

     1/1/2006             3/31/2006                58.6                    48.41                    51.4
     4/1/2006             6/30/2006                54.53                   46.17                    48.1
     7/1/2006             9/29/2006                56.31                   46.3                     55.91
    10/1/2006            12/29/2006                62.37                   54.4                     59.39

     1/1/2007             3/31/2007                60.44                   51.88                    54.58
     4/1/2007             6/30/2007                69.94                   53.3                     65.33
     7/1/2007             9/30/2007                70.57                   56.19                    60.81
    10/1/2007            12/31/2007                68.6                    26.38                    39.98

     1/1/2008             3/14/2008                40.20                   18.50                    22.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Sears Holdings Corp.
                                    (03 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day            Period-End
                                                 Price of the            Price of the         Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock         the Reference
     Date                   Date                   in($)                   in ($)               Stock in ($)
     ----                   ----                   -----                   ------               ------------
     4/1/2004             6/30/2004                73.9                    40.66                    71.8
     7/1/2004             9/30/2004                90.2                    61.76                    87.47
    10/1/2004            12/31/2004               119.69                   84.91                    98.95

     1/1/2005             3/31/2005               138                      84.51                   133.17
     4/1/2005             6/30/2005               158.9                   128.75                   149.87
     7/1/2005             9/30/2005               163.5                   114.05                   124.43
    10/1/2005            12/30/2005               127.725                 111.64                   115.53

     1/1/2006             3/31/2006               139.49                  114.9                    131.83
     4/1/2006             6/30/2006               167.95                  130.38                   155.3
     7/1/2006             9/29/2006               164.85                  134.56                   158.09
    10/1/2006            12/29/2006               182.38                  156.3                    167.93

     1/1/2007             3/31/2007               189.97                  164.31                   180.16
     4/1/2007             6/30/2007               195.18                  166.82                   169.5
     7/1/2007             9/30/2007               174.5299                123.39                   127.2
    10/1/2007            12/31/2007               152.91                   98.25                   102.05

     1/1/2008             3/14/2008               114                      84.72                    95.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Under Armour Inc. (CI A)
                                    (06 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the             Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in($)                   in ($)                Stock in ($)
       ----                 ----                   -----                   ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                40                      13                       38.31

     1/1/2006             3/31/2006                41.9                    25.85                    32.4
     4/1/2006             6/30/2006                43.5                    30.75                    42.62
     7/1/2006             9/29/2006                43.5                    32.2                     40.02
    10/1/2006            12/29/2006                54                      39.33                    50.45

     1/1/2007             3/31/2007                52.3                    43.34                    51.3
     4/1/2007             6/30/2007                53.23                   41.37                    45.65
     7/1/2007             9/30/2007                73.4                    45.66                    59.82
    10/1/2007            12/31/2007                63.9                    41.51                    43.67

     1/1/2008             3/14/2008                47.16                   25.32                    34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Aluminum Corp. of China Ltd. (ADS)
                                    (02 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day           Period-End
                                                Price of the             Price of the        Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock        the Reference
       Date                 Date                   in ($)                  in ($)             Stock in ($)
       ----                 ----                   ------                  ------             ------------
     4/1/2004             6/30/2004                23.0625                 11.3                  13.6025
     7/1/2004             9/30/2004                16.8375                 10.5725               16.59
    10/1/2004            12/31/2004                17.4825                 13.9375               14.6375

     1/1/2005             3/31/2005                16.65                   12.73                 14.63
     4/1/2005             6/30/2005                15.3575                 12.4125               13.7425
     7/1/2005             9/30/2005                15.865                  13.2775               15.6925
    10/1/2005            12/30/2005                19.8                    14.31                 19.085

     1/1/2006             3/31/2006                27.9                    18.575                26.18
     4/1/2006             6/30/2006                27.6                    15.89                 18.675
     7/1/2006             9/29/2006                19.6875                 15.66                 15.93
    10/1/2006            12/29/2006                24.35                   15.5275               23.5

     1/1/2007             3/31/2007                27.41                   21.5                  25.99
     4/1/2007             6/30/2007                44                      25.9                  42.7
     7/1/2007             9/30/2007                72.39                   33.75                 70.03
    10/1/2007            12/31/2007                90.95                   47.68                 50.64

     1/1/2008             3/14/2008                52.49                   33                    39.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about March 19, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $1,427,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 March 14, 2008